UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 22, 2007

BODISEN BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32616	98-0381367
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

North Part of Xinquia Road, Yang Ling Agricultural High-Tech Industries Demonstration Zone, Yang Ling, People's Republic of China 712100
(Address of Principal Executive Offices)

86-29-87074957
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 22, 2007, the American Stock Exchange (the “Amex”) delivered a notice to the Bodisen Biotech, Inc (the “Company”) confirming that the Amex intends to strike the common stock of the Company from the Amex by filing a delisting application with the Securities and Exchange Commission.

The basis for the Amex delisting determination is set forth in the attached press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated by reference.

The Company has a limited right to appeal the basis for the delisting determination by requesting a hearing with an Amex Listing Qualifications Panel. The deadline to elect this appeal is March 29, 2007. The Company has determined not to appeal. As a result, the Company expects that its common stock will be promptly delisted from the Amex.

Item 9.01	Financial Statements and Exhibits

Concurrent with the filing of this Form 8-K, the Company is distributing a press release announcing the Amex’s delisting determination. The press release is attached to this report as Exhibit 99.1.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BODISEN BIOTECH, INC. (Registrant)

Date: March 27, 2007	/s/ Bo Chen
Bo Chen Chairman, Chief Executive Officer and President